CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the captions "Financial Highlights" and "Counsel and Independent Registered Public Accounting Firm" and to the use of our report dated November 9, 2007 on the Growth Portfolio, Growth & Income Portfolio and Income Portfolio, which is incorporated by reference in this Registration Statement (Form N-1A Nos. 33-66088 and 811-7878) of Dreyfus LifeTime Portfolios, Inc.

ERNST & YOUNG LLP

New York, New York December 10, 2007